Exhibit No. 99.1

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

NOVEMBER 30, 2004

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Director

Beijing Huana Xinlong Information & Technology Development Company Co., Ltd.

We have audited the accompanying balance sheet of Beijing Huana Xinlong Information & Technology Development Company Co., Ltd as of November 30, 2004 and the related statements of operations, stockholder’s equity and cash flows for the period from February 26, 2004 (inception) through November 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Huana Xinlong Information & Technology Development Company Co., Ltd as of November 30, 2004 and the results of its operations and its cash flows for the period from February 26, 2004 (inception) through November 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ KBA Group LLP
Dallas, Texas
February 18, 2005

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

BALANCE SHEET

November 30, 2004

(Expressed In U.S. Dollars)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$246,528
Trade accounts receivable, net of allowance for doubtful accounts of $0	350,769
Prepaid expenses and other	54,933
Total current assets	652,230

PROPERTY AND EQUIPMENT, NET	192,801

ACQUIRED SOFTWARE, net	1,473,994

TOTAL ASSETS	$2,319,025

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$179,275
Accrued expenses	727,606
Amount due to director	315,448
Deposits received	316,666

Total current liabilities	1,538,995

COMMITMENTS

STOCKHOLDER’S EQUITY
Share capital	1,409,179
Accumulated deficit	(629,149)

Total stockholder’s equity	780,030

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$2,319,025

The accompanying notes are an integral part of this financial statement

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

STATEMENT OF OPERATIONS

For the Period from February 26, 2004 (Inception) through November 30, 2004

(Expressed In U.S. Dollars)

REVENUE
Software sales	$742,153

COST OF REVENUE	701,503

Gross profit	40,650

OPERATING EXPENSES

Product development	634,143

Selling, general and administrative expenses	35,656

Total operating expenses	669,799

LOSS FROM OPERATIONS	(629,149)

OTHER INCOME	—

NET LOSS	$(629,149)

The accompanying notes are an integral part of this financial statement

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT COMPANY, LTD.

STATEMENT OF STOCKHOLDER’S EQUITY

For the Period from February 26, 2004 (Inception) through November 30, 2004

(Expressed In U.S. Dollars)

	Share	Accumulated
	Capital	Deficit	Total

Capital contributions	$1,409,179	$—	$1,409,179

Net loss		(629,149)	(629,149)

	$1,409,179	$(629,149)	$780,030

The accompanying notes are an integral part of this financial statement

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

STATEMENT OF CASH FLOWS

For the Period from February 26, 2004 (Inception) through November 30, 2004

(Expressed In U.S. Dollars)

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss	$(629,149)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	422,982
Changes in operating assets and liabilities
Accounts receivable	(350,769)
Prepaid expense and other	(54,933)
Accounts payable	179,275
Accrued expenses	727,606
Deposit received	316,666

Net cash provided by operating activities	611,678

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(206,877)
Software acquired	(1,882,900)

Net cash used in investing activities	(2,089,777)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	1,409,179
Borrowings from director	315,448

Net cash provided by financing activities	1,724,627

INCREASE IN CASH AND CASH EQUIVALENTS	246,528

CASH AND CASH EQUIVALENTS, FEBRUARY 26, 2004 (INCEPTION)	—

CASH AND CASH EQUIVALENTS, END OF PERIOD (NOVEMBER 30, 2004)	$246,528

The accompanying notes are an integral part of this financial statement.

BEIJING HUANA XINLONG INFORMATION & TECHNOLOGY

DEVELOPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

November 30, 2004

(Expressed in U.S. Dollars)

NOTE A - BACKGROUND

Effective December 1, 2004, INTAC International, Inc. (“INTAC”) acquired a 100% equity interest of Beijing Huana Xinlong Information and Technology Development Co., Ltd. (“Huana Xinlong” or “the Company”). Huana Xinlong, a leading Chinese developer of management software for educational institution administration, is located in Beijing, China. The acquisition was accounted for using the purchase method of accounting.  The acquisition consideration issued by INTAC consisted of up to 2,000,000 shares of its common stock, including 1,000,000 shares issued on closing and up to an additional 1,000,000 shares contingent on achieving net income of Huana Xinlong in the total amount of $13 million during the thirteen month period ending December 31, 2005 (and INTAC will issue a lesser number of shares on a pro rata basis in the event net income is less than $13 million).

NOTE B - BASIS OF PRESENTATION

The preparation of financial statements is in conformity with generally accepted accounting principles in the United States of America.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from such estimates and assumptions.

Determination of Cash Equivalents

For purposes of the statements of cash flows, the Company considers all certificates of deposits and debt instruments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk and Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect and are not collateralized.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Management considers the following factors when determining the collectibility of specific customer accounts:  Customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.  Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repairs are charged to operations as incurred.  Major improvements are capitalized.  Depreciation is calculated to write off the cost of the fixed asset over the shorter of the useful life or if applicable the remaining lease term, on a straight line basis, at the following annual rates:

Furniture and fixtures	20%
Office equipment	20%
Motor vehicles	30%

Depreciation charged to operations amounted to $14,077 for the period ended November 30, 2004.

Acquired Software

The acquired software is used in the Company’s business.  The Company acquired this software for cash shortly after its inception.  Management has determined that this acquired software has a finite life, and accordingly, this asset is amortized over its estimated useful life which is estimated to be five years.

Amortization expense was $408,906 for the period ended November 30, 2004. Estimated aggregate amortization expense for each of the next five years is as follows:

2005	$545,208
2006	545,208
2007	353,511
2008	30,017
2009	—
Total	$1,473,944

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company licenses software products under two and three-year term licenses. Product revenue from the license of the Company’s software products is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured, and, if applicable, upon acceptance when acceptance criteria are specified or upon expiration of the acceptance period. Maintenance and support revenue for customer support is deferred and recognized ratably over the service period unless it is included in the initial license fee, provided for less than one year and is not a significant portion of the total license revenue.  Product upgrades and enhancement revenue is deferred and recognized ratably over the service period unless it is included in the initial license fee and is not significant.  Training and consulting revenue is recognized as services are performed and billable according to the terms of the service arrangement.

The Company applies the provisions of Statement of Position 97-2, “Software Revenue Recognition,” (“SOP 97-2”) as amended by Statement of Position 98-9 “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” to all transactions involving the sale of all its software products.

For all sales of software products except those completed via the Internet, the Company uses either a binding purchase order or signed license agreement as evidence of an arrangement. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

For arrangements with multiple obligations (e.g. undelivered maintenance and support bundled with term licenses), the Company allocates revenue to each component of the arrangement using the residual value method based on evidence of the fair value of the undelivered elements, which is specific to the Company. The vendor specific objective evidence of fair values for the ongoing maintenance and support obligations for term licenses are based upon the prices paid for the separate renewal of these services by the customer or upon substantive renewal rates stated in the contractual arrangements. Vendor specific objective evidence of the fair value of other services, primarily consulting and training services, is based upon separate sales of these services.

Deposits received in advance of earning revenue are recorded as deposits received.

Cost of Revenue

Cost of revenue consists of mainly the service fees the Company paid to the third parties for the provision of software training and technological services to the customers, and amortization expense of the acquired software.

Foreign Currency

The Company’s reporting currency is the U.S. Dollar. The Company’s operations in China use the local currency as its functional currency.  Accordingly, all assets and liabilities are translated at the exchange rates in effect at the balance sheet date, revenues, and expenses are translated at the average exchange rates in effect during the reporting period.  As the functional currency against the U.S. Dollar changed insignificantly during the period from inception through November 30, 2004, net gains and losses resulting from foreign exchange transactions were not significant during the period presented.

Income Taxes

Income taxes are accounted for using an asset and liability approach, which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in INTAC’s consolidated financial statements or tax returns.  The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.  The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence assessed using the criteria in SFAS No. 109, “Accounting for Income Taxes,” will not more-likely-than-not be realized.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004

2004

Furniture and fixtures	$23,872
Office equipment	73,548
Motor vehicles	109,458

206,878

Less accumulated depreciation	(14,077)

$192,801

NOTE E - INCOME TAXES

The Company was granted a tax-exempt certificate under PRC Income Tax Laws and accordingly is exempt from income taxes for a period of two years followed by a 50% tax exemption for a period of three years.  Accordingly, the Company did not record any income taxes for the period through November 30, 2004.

NOTE F - CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade accounts receivable.  All accounts receivable balances are unsecured.  The Company has been in existence for a relatively short period through November 30, 2004, and only had one significant customers.  These customers accounted for almost all of the accounts receivable balance at November 30, 2004.

NOTE G - AMOUNT DUE TO DIRECTOR

The amount due to director is unsecured, due on demand and bears no interest.